As filed with the Securities and Exchange Commission on November 13, 2025
Registration No. 333-281757

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
Registration Statement
Under
the Securities Act of 1933

GXO Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
86-2098312
(I.R.S. Employer Identification Number)
Two American Lane
Greenwich, CT 06831
(203) 489-1287
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GXO Logistics Capital B.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation or organization)
98-1890389
(I.R.S. Employer Identification Number)
Achtseweg Noord 27
5651 GG Eindhoven
The Netherlands
+31 88 588 13 14
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Karlis P. Kirsis
Chief Legal Officer
GXO Logistics, Inc.
Two American Lane
Greenwich, CT 06831
(203) 489-1287
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Adam O. Emmerich, Esq.
Mark A. Stagliano, Esq.
Kathryn Gettles-Atwa, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
(212) 403-1000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒
Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one).
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-281757) (the “Registration Statement”) of GXO Logistics, Inc. (“GXO”). This Post-Effective Amendment No. 1 is being filed for the purpose of: (1) amending and restating the base prospectus of GXO that forms a part of the Registration Statement to (a) add GXO Logistics Capital B.V. (“GXO Capital”), an indirect wholly-owned subsidiary of GXO, as a registrant and register debt securities of GXO Capital, (b) add guarantees by GXO of such debt securities of GXO Capital pursuant to Rule 413(b) under the Securities Act, and (c) update certain other information in such base prospectus and in Part II of the Registration Statement; and (2) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the U.S. Securities and Exchange Commission.

PROSPECTUS
GXO Logistics, Inc.
Two American Lane
Greenwich, Connecticut 06831
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Guarantees
GXO Logistics Capital B.V.
Achtseweg Noord 27
5651 GG Eindhoven
The Netherlands
Debt Securities
fully and unconditionally guaranteed by GXO Logistics, Inc.
GXO Logistics, Inc. (“GXO” or the “Company”) or certain selling securityholders may offer and sell to the public from time to time, in one or more series or issuances, GXO’s common stock, preferred stock, debt securities, warrants and units. GXO may also offer and sell to the public from time to time, in one or more series or issuances, guarantees of debt securities of GXO Logistics Capital B.V.
Any preferred stock, debt securities or warrants issued by GXO may be convertible or exercisable or exchangeable for common stock, preferred stock or other securities of GXO. Any debt securities issued by GXO may consist of debentures, notes or other types of debt and may be guaranteed by certain of GXO’s subsidiaries.
GXO Logistics Capital B.V. (“GXO Capital”), an indirect wholly-owned consolidated subsidiary of GXO, may offer and sell to the public from time to time, in one or more series or issuances, its debt securities, which will be fully and unconditionally guaranteed by GXO.
When GXO or GXO Capital, as applicable, offer securities pursuant to this prospectus, the applicable issuer will provide specific terms of the offering and the manner in which the securities will be offered in supplements to this prospectus. In addition, certain selling securityholders may offer and sell GXO’s securities from time to time, together or separately. GXO will provide specific information about any selling securityholders in one or more prospectus supplements. If GXO, GXO Capital or the selling securityholders use any agents, underwriters or dealers to sell the securities, the applicable issuer will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds GXO, GXO Capital or any selling securityholders expect to receive from that sale will also be set forth in a prospectus supplement. See “Plan of Distribution.” The prospectus supplements may also add, update or change information contained in this prospectus.
Investing in the securities of GXO and GXO Capital involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 3, and in any prospectus supplement, carefully before you invest in GXO’s or GXO Capital’s securities. The prospectus supplement applicable to each type or series of securities GXO or GXO Capital offers may contain a discussion of additional risks applicable to an investment in GXO or GXO Capital and the particular type of securities GXO or GXO Capital is offering under the prospectus supplement.
Shares of GXO’s common stock are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “GXO.” Other than for shares of GXO’s common stock, there is no market for the other securities we may offer.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 13, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement (the “registration statement”) that has been filed with the SEC. Under this shelf registration process, GXO may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings, and GXO Capital may sell, from time to time, debt securities, which will be fully and unconditionally guaranteed by GXO. The registration statement, including the attached exhibits and schedules, contains additional relevant information about GXO, GXO Capital and the securities. The registration statement can be read at the SEC’s website (http://www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities GXO, GXO Capital or any selling securityholder may offer. Each time GXO or GXO Capital sells securities, GXO or GXO Capital, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described in this prospectus under the heading “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires or unless the applicable prospectus supplement otherwise indicates, all references to: (i) the “Company,” “GXO,” “we,” “us” and “our” mean GXO Logistics, Inc., a Delaware corporation; (ii) “GXO Capital” mean GXO Logistics Capital B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) at Eindhoven, the Netherlands, its registered office at Achtseweg Noord 27, 5651 GG Eindhoven, The Netherlands and registered with the trade register of the Chamber of Commerce (Kamer van Koophandel) under number 98594087; (iii) “securities” mean, collectively, shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants and Units, and the GXO Capital Debt Securities; (iv) “Common Stock” mean shares of common stock of the Company, par value $0.01 per share; (v) “Preferred Stock” mean shares of preferred stock of the Company, par value $0.01 per share; (vi) “Debt Securities” mean the debt securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (vii) “Warrants” mean warrants to purchase securities of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; (viii) “Units” mean units consisting of one or more of GXO’s Common Stock, Preferred Stock, Debt Securities or Warrants of the Company that may be offered and sold pursuant to the registration statement to which this prospectus relates; and (ix) “GXO Capital Debt Securities” mean the debt securities of GXO Capital that may be offered and sold pursuant to the registration statement to which this prospectus relates, which will be fully and unconditionally guaranteed by GXO.
We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
Neither GXO nor GXO Capital has authorized any person to provide you with any information other than that contained in or incorporated by reference into this prospectus or any prospectus supplement or that is contained in any free writing prospectus issued by GXO or GXO Capital. Neither GXO nor GXO Capital take any responsibility for, and neither provide assurances as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of the securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such

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restrictions. GXO and GXO Capital are only offering the securities in states where offers are permitted. You should assume that the information appearing in this prospectus or in any prospectus supplement is accurate as of the date on the front cover of those documents only. GXO’s or GXO Capital’s business, financial condition, results of operations and prospects may have changed since that date.

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FORWARD-LOOKING STATEMENTS
This prospectus and other materials GXO and GXO Capital have filed or will file with the SEC contain or incorporate statements which constitute written or oral “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Factors (including risks, uncertainties and assumptions) that might cause or contribute to a material difference include, but are not limited to, the risks discussed in our filings with the SEC and the following: economic conditions generally; supply chain challenges, including labor shortages; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our respective customers’ demands; our ability to successfully integrate and realize anticipated benefits, synergies, cost savings and profit improvement opportunities with respect to acquired companies, including the acquisition of Wincanton plc; acquisitions may be unsuccessful or result in other risks or developments that adversely affect our financial condition and results; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our indebtedness; our ability to raise debt and equity capital; litigation; labor matters, including our ability to manage its subcontractors, and risks associated with labor disputes at our customers’ facilities and efforts by labor organizations to organize its employees; risks associated with defined benefit plans for our current and former employees; our ability to attract or retain necessary talent; the increased costs associated with labor; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fluctuations in customer confidence and spending; issues related to our intellectual property rights; governmental regulation, including environmental laws, trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom’s exit from the European Union; natural disasters, terrorist attacks or similar incidents; damage to our reputation; a material disruption of our operations; the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; failure in properly handling the inventory of our customers; the impact of potential cyber-attacks and information technology or data security breaches; and the inability to implement technology initiatives or business systems successfully; our ability to achieve Environmental, Social and Governance goals; and a determination by the IRS that the distribution or certain related spin-off transactions should be treated as taxable transactions. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors.
The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under “Risk Factors.” In addition, GXO discusses certain of these matters more fully, as well as certain other factors that may affect its business operations, financial condition and results of operations, in its filings with the SEC, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and GXO assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY
GXO Logistics, Inc.
GXO Logistics, Inc., together with its subsidiaries, is the largest pure-play contract logistics provider in the world and a foremost innovator in the industry. We provide our customers with high-value-added warehousing and distribution, order fulfillment, e-commerce, reverse logistics and other supply chain services differentiated by our ability to deliver technology-enabled, customized solutions at scale. Our customers rely on us to move their goods, with high efficiency through their supply chains — from the moment goods arrive at our warehouses through fulfillment and distribution, and the management of returned products. Our customer base includes many blue-chip leaders in sectors that demonstrate high growth and/or durable demand, with significant growth potential through customer outsourcing of logistics services.
Our principal executive offices are located at Two American Lane, Greenwich, Connecticut 06831. Our telephone number is (203) 489-1287.
GXO Logistics Capital B.V.
GXO Logistics Capital B.V. was incorporated on October 15, 2025 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands., having its corporate seat in Eindhoven and its registered office is located at Achtseweg Noord 27, 5651 GG Eindhoven, the Netherlands. GXO Capital is registered with the trade register of the Dutch Chamber of Commerce in the Netherlands under number 98594087, and is an indirect wholly-owned finance subsidiary of GXO. GXO Capital’s telephone number is +31 88 588 13 14.
As permitted under Rule 13-01 of Regulation S-X, we have not included summarized financial information for GXO Capital, because it does not have any assets, liabilities, or operations as of December 31, 2024 or September 30, 2025 since it was not incorporated until October 15, 2025 and as such management believes such summarized financial information would be repetitive and would not provide incremental value to investors.
The Offering
Under this prospectus, the Company may offer and sell to the public, in one or more series or issuances, Common Stock, Preferred Stock, Debt Securities, Warrants and Units and guarantees of GXO Capital Debt Securities, or GXO Capital may offer and sell to the public, in one or more series or issuances, GXO Capital Debt Securities.

RISK FACTORS
An investment in the securities of GXO or GXO Capital involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and GXO’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as updated by annual, quarterly and other reports and documents GXO files with the SEC after the date of this prospectus and that are incorporated by reference in this prospectus and in any related prospectus supplement, and in the other documents that are incorporated by reference in this prospectus and any prospectus supplement for your securities. For more information, see “Where You Can Find More Information.”
Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

USE OF PROCEEDS
The net proceeds from the sales of the securities will be used as set forth in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, GXO will not receive any of the proceeds from sales of securities by selling securityholders, if any.
SECURITIES THAT MAY BE OFFERED
This prospectus contains summary descriptions of the Common Stock, Preferred Stock, Debt Securities, Warrants and Units and Parent Guarantees that GXO may offer and sell from time to time, and the GXO Capital Debt Securities that GXO Capital may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF GXO COMMON STOCK
The following is a description of the material terms of the Common Stock, as well as other material terms of GXO’s Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Company Certificate”), and GXO’s Second Amended and Restated Bylaws, as may be amended from time to time (the “Bylaws”). This description is only a summary. You should read it together with the Company Certificate and Bylaws, which are included as exhibits to the registration statement of which this prospectus is part and incorporated by reference herein.
General
GXO’s authorized capital stock consists of 300,000,000 shares of Common Stock, and 10,000,000 shares of Preferred Stock.
As of November 11, 2025, there were 114,493,292 shares of GXO Common Stock issued and outstanding, and no shares of GXO Preferred Stock issued and outstanding.
Common Stock
Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Except as otherwise required by law and except for director elections (see below), whenever any corporate action is to be taken, such action will be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon.
Common stockholders are entitled to share equally in the dividends, if any, that may be declared by GXO’s board of directors out of funds that are legally available to pay dividends, but only after payment of any dividends required to be paid on outstanding Preferred Stock, if any. Upon any voluntary or involuntary liquidation, dissolution or winding up of GXO, the common stockholders will be entitled to share ratably in all assets of GXO remaining after we pay all of our debts and other liabilities and any amounts we may owe to the holders of our Preferred Stock, if any.
Common stockholders do not have any preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of Preferred Stock that we will or may designate and issue.
Delaware law and the Bylaws permit us to issue uncertificated shares of Common Stock.
Corporate Governance
Responsible and appropriate corporate governance will ensure that our management always keeps stockholder interests in mind when crafting value-creating strategies at all levels of the organization.
Single Class Capital Structure.   GXO has a single class share capital structure with all stockholders entitled to vote for director nominees and each holder of Common Stock entitled to one vote per share.
Director Elections.   The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast (the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election) by holders of shares of our Common Stock at the meeting at which a quorum is present. If any incumbent director standing for re-election receives a greater number of votes “against” his or her election than votes “for” such election, the Bylaws require that such person promptly tender his or her resignation to our board of directors. Once an election is determined to be a contested election, directors are elected by a plurality of the votes cast at the meeting at which a quorum is present.
Majority Vote for Mergers and Other Business Combinations.   Mergers and other business combinations involving GXO are generally required to be approved by a majority of GXO’s outstanding shares of Common Stock where such stockholder approval is required.
Other Corporate Governance Features.   In addition to charters for GXO’s Audit Committee, Compensation Committee, and Nominating, Corporate Governance and Sustainability Committee, GXO

also has Corporate Governance Guidelines and a Code of Business Ethics. Also, GXO has implemented stock ownership guidelines for directors and senior executive officers, annual board performance evaluations, clawback and anti-hedging policies, prohibitions on option repricing in equity plans without stockholder approval, risk oversight procedures and other practices and protocols.
Anti-Takeover Effects of Various Provisions of Delaware Law, the Company Certificate and the Bylaws
Provisions of the General Corporation Law of the State of Delaware (the “DGCL”), the Company Certificate and the Bylaws could make it more difficult to acquire GXO by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of GXO to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure GXO outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute.   Section 203 of the DGCL, an anti-takeover statute, generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of Common Stock. A corporation may “opt out” of Section 203 of the DGCL in its certificate of incorporation. GXO did not “opt out” of, and is thus subject to, Section 203 of the DGCL.
Size of Board and Vacancies.   The Company Certificate and the Bylaws provide that the number of directors on our board of directors are fixed exclusively by our board of directors. The Bylaws will also provide that the size of the board of directors are not less than one nor more than twelve members. Any vacancies created in the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause are filled by a majority of the board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors are appointed for a term expiring at the next annual meeting of stockholders, and until his or her successor has been elected and qualified.
Director Removal.   The Company Certificate and/or the Bylaws provide that stockholders may remove the Company’s directors with or without cause. Removal will require the affirmative vote of at least a majority of the Company’s voting stock.
Stockholder Action by Written Consent.   The Company Certificate expressly eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or at a special meeting of GXO stockholders.
Special Stockholder Meetings.   The Company Certificate provides that the Chairman of the board of directors or the board of directors pursuant to a resolution adopted by a majority of the entire board of directors may call special meetings of our stockholders. Stockholders may not call special meetings of stockholders.
Requirements for Advance Notification of Stockholder Nominations and Proposals.   The Company Certificate mandates that stockholder nominations for the election of directors be given in accordance with the Bylaws. The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as other requirements for stockholders making the proposals or nominations. Additionally, the bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting.   The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Company Certificate does not provide for cumulative voting.
Undesignated Preferred Stock.   The Company Certificate authorizes 10,000,000 shares of undesignated Preferred Stock. As a result, our board of directors are permitted, without the approval of holders of our Common Stock, to issue shares of our Preferred Stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire GXO. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of GXO.
Limitation of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Company Certificate includes such an exculpation provision. The Company Certificate and the Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of GXO, or for serving at our request as a director or officer or in another position at another corporation or enterprise, as the case may be, and provide for exculpation for certain senior officers from monetary liability for certain fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL. The Company Certificate and the Bylaws also provide that we must indemnify and advance expenses to our directors and officers, subject to our receipt of an undertaking from the indemnitee as may be required under the DGCL. We are also expressly authorized to, and intend to, carry directors’ and officers’ insurance to protect GXO and our directors, officers, employees and agents from certain liabilities.
The limitation of liability and indemnification provisions that are in the Company Certificate and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. We may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Authorized but Unissued Shares of Common Stock
Authorized but unissued shares of our Common Stock and Preferred Stock are available for future issuance without approval by the holders of our Common Stock. We are permitted to use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, employee benefit plans and as consideration for or to finance future acquisitions, investments or other purposes. The existence of authorized but unissued shares of our Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of GXO by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum
The Company Certificate provides that unless our board of directors otherwise determines, the state courts within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) are the sole and exclusive forum for any derivative action or proceeding brought on behalf of GXO, any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer of GXO to GXO or to GXO stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, any action asserting a claim against GXO or any current or former director or officer of GXO arising pursuant to any provision of the DGCL or the Company Certificate or the Bylaws, any action asserting a claim relating to or involving

GXO governed by the internal affairs doctrine, or any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act, or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Company Certificate further provides that the federal district courts of the United States are the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty of liability created by the Exchange Act or the rules and regulations thereunder, and as a result, the exclusive forum provision does not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Listing
The Common Stock is listed on the NYSE under the symbol “GXO.”
Transfer Agent and Registrar
The transfer agent and registrar for GXO’s Common Stock is Computershare.

DESCRIPTION OF GXO PREFERRED STOCK
The following description of the terms of the Preferred Stock GXO may issue sets forth certain general terms and provisions of any series of Preferred Stock to which any prospectus supplement may relate. Particular terms of the Preferred Stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of Preferred Stock so offered will be described in the prospectus supplement relating to the applicable Preferred Stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of Preferred Stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Company Certificate relating to Preferred Stock.
GXO currently has 10,000,000 authorized shares of Preferred Stock, par value $0.01 per share. No shares of GXO Preferred Stock were issued and outstanding as of November 11, 2025. Preferred Stock may be issued independently or together with any other securities and may be attached to or separate from the other securities.
Pursuant to Delaware law and the Company Certificate, GXO’s Board of Directors by resolution may establish one or more series of Preferred Stock and fix the number of shares constituting such series, the designation of such series, the voting powers (if any) of the shares of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the Company. The Preferred Stock may be convertible into or exchangeable for Common Stock, Preferred Stock or other securities.
The Board, in approving the issuance of a series of Preferred Stock and the applicable prospectus supplement, will set forth with respect to such series, the following:
•
the number of shares constituting such series;

•
the designation of such series;

•
the voting powers, if any, of the shares of such series; and

•
the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of Preferred Stock will be described in the prospectus supplement related to such series of Preferred Stock.

DESCRIPTION OF GXO DEBT SECURITIES
This prospectus describes certain general terms and provisions of the Debt Securities. When we offer to sell a particular series of Debt Securities, we will describe the specific terms of the Debt Securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of Debt Securities. The Debt Securities will be issued under one or more base indentures, together with related authorizing resolutions, supplemental indentures or officer’s certificates, between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank National Association), as trustee, or another trustee named in the prospectus supplement (the “Trustee”), including under the Indenture dated as of July 2, 2021, between GXO Logistics, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as Trustee (together with any related authorizing resolutions, supplemental indentures or officer’s certificates, the “Existing Indenture”). We refer herein to each of the Existing Indenture and any other indenture under which Debt Securities will be issued pursuant to this prospectus as the “indenture”. The terms of the indenture and any Debt Securities issued thereunder will be set forth in the prospectus supplement relating to such Debt Securities.
We have summarized some terms of the Existing Indenture below. We expect that the terms of the indenture, if other than the Existing Indenture, will be substantially similar to the Existing Indenture; however, we will describe the specific terms of the Debt Securities to be issued under such indenture in a supplement to this prospectus. The below summary of the Existing Indenture is not complete. The Existing Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the Existing Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. We sometimes refer below to specific sections of the Existing Indenture. When we do refer to specific sections contained in the Existing Indenture or terms defined in the Existing Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Existing Indenture, and you should refer to the Existing Indenture itself for detailed, specific, legal descriptions. In this section, “Description of GXO Debt Securities,” when we refer to “GXO,” “the Company,” “we,” “our” or “us,” we refer to GXO Logistics, Inc., not including its subsidiaries. Upon or prior to the issuance of any Debt Securities, the Existing Indenture will be made subject to and governed by the Trust Indenture Act of 1939.
Summary of the Existing Indenture
Ranking
The Debt Securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The Debt Securities will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the Debt Securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, because the Debt Securities will not be guaranteed by any of our subsidiaries, claims in respect of the Debt Securities will be structurally subordinated to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of GXO as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.
Terms of the Debt Securities to be Described in the Prospectus Supplement
The Existing Indenture does not limit the amount of Debt Securities that we may issue under them. We may issue Debt Securities under the Existing Indenture up to an aggregate principal amount as we may authorize from time to time.

The prospectus supplement will describe the terms of any series of Debt Securities being offered, including:
•
the title of the Debt Securities of such series;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of any such series of Debt Securities and, if any Debt Securities of such series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium for such series;

•
the interest rate or method of calculation of the interest rate for such series;

•
the date from which interest will accrue for such series;

•
the record dates for interest payable on Debt Securities of such series;

•
the dates when, places where and manner in which principal and interest are payable for such series;

•
if there is more than one Trustee or a Trustee other than Computershare Trust Company, N.A., the identity of the Trustee and, if not the Trustee, the identity of each registrar, paying agent or authenticating agent with respect to such Debt Securities;

•
the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company for such series;

•
the terms of any redemption at the option of holders of such series of Debt Securities;

•
the permissible denominations in which Debt Securities of such series are issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•
whether Debt Securities of such series will be issued in registered or bearer form and the terms of any such forms of Debt Securities;

•
whether the Debt Securities of such series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions upon which such global security or securities may be exchanged in whole or in part for definitive securities; the depositary for such global security or securities; and the form of any legend or legends, if any, to be borne by any such global security or securities;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid and the agency or organization, if any, responsible for overseeing any composite currency for such series;

•
if payments of principal or interest may be made in a currency other than that in which Debt Securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such Debt Securities are denominated and the currency in which such Debt Securities or any of them may be paid;

•
whether the amount of payments of principal of or any interest on such series of Debt Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

•
provisions for electronic issuance of Debt Securities or issuance of Debt Securities of such series in uncertificated form;

•
any events of default, covenants, defined terms and/or other terms;

•
whether and upon what terms Debt Securities of such series may be defeased or discharged;

•
the form of the Debt Securities of such series;

•
any terms that may be required by or advisable under applicable law;

•
the percentage of the principal amount of the Debt Securities of such series which is payable if the maturity of the Debt Securities of such series is accelerated in the case of Debt Securities issued at a discount from their face amount;

•
whether Debt Securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the Debt Securities of such series are unsubordinated or subordinated Debt Securities, and if subordinated Debt Securities, the terms of such subordination;

•
whether the Debt Securities of such series will be convertible into or exchangeable for other Debt Securities, capital stock or other securities of any kind of the Company or another person or persons, and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and

•
any other terms, which may supplement, modify or delete any provision of the indenture as it applies to that series.

We may from time to time, without notice to or the consent of the holders of any series of Debt Securities, create and issue further Debt Securities of any such series ranking equally with, and having the same terms and conditions as, the Debt Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Debt Securities); provided that if such additional Debt Securities are not fungible with the initial Debt Securities of such series for U.S. federal income tax purposes, such additional Debt Securities will have a separate CUSIP number.
Certain Covenants
Except as set forth below or unless otherwise indicated in the prospectus supplement with respect to any series of Debt Securities, neither we nor any of our subsidiaries are restricted by the Existing Indenture from:
•
incurring any indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, we are not required to maintain any financial ratios or specified levels of net worth or liquidity.
The Existing Indenture contains the following principal covenants.
Limitation on Liens
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, if we or our domestic subsidiaries incur, issue, assume or guarantee any indebtedness and that indebtedness is secured by a Lien on any of our or our domestic subsidiaries’ principal properties, we will secure the Debt Securities of each series equally and ratably with, or prior to, such secured indebtedness, so long as such secured indebtedness shall be so secured.
The foregoing restriction does not apply, with respect to any series of Debt Securities, to:
(1)
Liens on property of a person existing at the time such person is merged into or consolidated with us or any of our subsidiaries, at the time such person becomes our subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, or other disposition;

(2)
Liens on property existing at the time of acquisition by us or any of our subsidiaries of such property (which may include property previously leased by us or any of our subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3)
Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(4)
Liens in favor of us or any of our subsidiaries;

(5)
Liens existing on the initial issue date of the Debt Securities of such series (other than any additional Debt Securities of such series);

(6)
Liens created to secure the Debt Securities of such series;

(7)
Liens incurred in connection with pollution control, industrial revenue or similar financings;

(8)
Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit us or any of our subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(9)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any indebtedness secured by any Lien referred to in clauses (1) through (8) and (10), inclusive, provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount); or

(10)
Liens created in substitution of any Liens permitted by clauses (1) through (9), inclusive, provided that, (i) based on a good faith determination of a senior officer of the Company, the principal property encumbered by such substitute or replacement Lien is substantially similar in nature to the principal property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Notwithstanding the restrictions set forth in the preceding paragraph, we and our domestic subsidiaries are permitted to incur secured indebtedness which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Debt Securities of any series, provided that, after giving effect to such secured indebtedness, the outstanding aggregate principal amount of all such secured indebtedness (not including Liens permitted under clauses (1) through (10) above with respect to such series) does not exceed the greater of (a) 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Total Assets calculated as of the initial issue date of the Debt Securities of such series. We or our Domestic Subsidiaries may also, without equally and ratably securing the Debt Securities of any series, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence with respect to such series.
Merger, Consolidation or Sales of Assets
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, we may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property to any other person, provided that:
(1)
(A) we are the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing entity”) is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, all of our obligations under the Debt Securities and the Existing Indenture;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the Existing Indenture; and

(3)
we or the continuing entity deliver to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the Existing Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if we are not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Existing Indenture and we will be released from all obligations and covenants under the Existing Indenture and the Debt Securities; provided that, in the case of a lease of all or substantially all of our property, we will not be released from any of the obligations or covenants under the Existing Indenture and the Debt Securities.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among us and our subsidiaries will not be prohibited under the Existing Indenture.
Reports by the Issuer
During any time period in which the Trust Indenture Act applies to the indenture or any of the Debt Securities, we will file with the Trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. We will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure) and posted on our website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture as to which the Trustee is entitled to rely conclusively on an officer’s certificate. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.
Events of Default
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, each of the following is an “event of default” under the Existing Indenture for a series of Debt Securities:
(1)
a failure to pay principal of or premium, if any, on any Debt Security of such series, when due at its stated maturity date, upon any optional or mandatory redemption or otherwise;

(2)
a failure to pay interest on any Debt Security of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us to comply with any covenant relating to the Debt Securities of such series, and the failure to comply continues for a period of 90 days after written notice to us by the Trustee or to us and the Trustee by the holders of 25% or more in aggregate principal amount of the outstanding Debt Securities of that series; and

(4)
the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the Existing Indenture.

If an event of default (other than an event of default resulting from various events of bankruptcy, insolvency or reorganization of the Company) with respect to the Debt Securities of any series occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Debt Securities of such series, may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and any accrued and unpaid interest on, the Debt Securities of such series. In the case of an event of default with respect to the Debt Securities of any series resulting from various events of bankruptcy, insolvency or reorganization of the Company, the principal of, and any accrued and unpaid interest on, all outstanding Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Debt Securities. At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series may rescind and annul the acceleration, by written notice to the Trustee, if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the Debt Securities of such series, have been cured or waived as provided in the Existing Indenture. The holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series also have the right to waive past defaults, by written notice to the Trustee, other than the nonpayment of principal or interest, if any, on any outstanding Debt Securities of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable Debt Securities.
The Existing Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Existing Indenture at the request of any holder of Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Debt Securities.
No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Existing Indenture or for the appointment of a receiver or trustee, or for any remedy under the Existing Indenture, unless:
•
that holder has previously given to the Trustee written notice of a continuing event of default with respect to such series of Debt Securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series have made written request, and offered indemnity reasonably satisfactory to the Trustee, to the Trustee to institute the proceeding as Trustee; and

•
the Trustee has failed to comply with the request for at least 60 days after receipt of the request and the offer of indemnity, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that Debt Security on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
If a default occurs and is continuing with respect to any series of Debt Securities and a responsible officer of the Trustee has received written notice thereof at the corporate trust office of the Trustee and such notice references such series of Debt Securities and the Existing Indenture and states that it is a “Notice of Default,” the Trustee shall give notice of the default to the holders of the Debt Securities within 45 days of having received such notice, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such series of Debt Securities.
We are required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the Existing Indenture.
Certain Definitions
The Existing Indenture contains the following defined terms:
“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on our most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with GAAP which we shall have most recently filed with the SEC (or, if we are not required to so file, as reflected on our most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined. The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of the Company or any of our subsidiaries involving the payment or receipt by us or any of our subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.
“domestic subsidiary” means any subsidiary of the Company of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in contract logistics, other than a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more subsidiaries which are not domestic subsidiaries, (c) a majority of whose voting stock is owned directly or indirectly by one or more subsidiaries of the Company which are not domestic subsidiaries or (d) does not own a principal property.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“indebtedness” means, with respect to any person, debt (other than Non-recourse Obligations) of such person for borrowed money.
“Lien” means any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance.
“Non-recourse Obligation” means indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by the Company or any of its subsidiaries or (2) the financing of a project involving the development or expansion of our properties or properties of any of our subsidiaries or (B) renewing, refinancing, replacing or extending any of the types of indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such indebtedness has no recourse to us or our assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), provided that indebtedness will not fail to qualify as Non-recourse Obligations solely because the Company has indemnified any such obligee against damages resulting from or is otherwise obligated to such obligee in respect of exceptions to non-recourse liability in general usage (as determined in good faith by the board of directors of the Company, or a committee thereof, or any senior officer of the Company) in the relevant industry at the time such indebtedness is incurred (such as fraud, waste, misapplication of funds, failure to maintain insurance coverage, and environmental liability).

“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“principal property” means the land, improvements, buildings and fixtures constituting any research and development facility or service and support facility that is real property located within the territorial limits of the United States (excluding its territories and possessions and Puerto Rico) owned or leased by the Company or any of its domestic subsidiaries and having a net book value which, on the date of determination as to whether a property is a principal property is being made, exceeds 2% of our Consolidated Total Assets, other than (a) any such facility as any of our board of directors (or a committee thereof) determines in good faith is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries, taken as a whole, and (b) our principal corporate offices.
“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“senior officer” of any specified person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.
“subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our subsidiaries, or by us and one or more of our subsidiaries.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Amendments, Supplements and Waivers
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, we and the Trustee may amend or supplement the Existing Indenture or the Debt Securities of a series, without notice to or consent of any holder of such series, to:
•
cure any ambiguity or to correct or supplement any provision of the Existing Indenture which may be defective or inconsistent with any other provision in the Existing Indenture or the Debt Securities of any series;

•
comply with the provisions of the Existing Indenture regarding the consolidation or merger of the Company or the sale, conveyance, transfer, lease or other disposition of all or substantially all of our property;

•
create a series of Debt Securities and establish its terms;

•
provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

•
add a guarantor or obligor in respect of any series of Debt Securities;

•
secure any series of Debt Securities;

•
add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company by the Existing Indenture;

•
add any additional events of default for the benefit of holders of all or any series of Debt Securities;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the Existing Indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of the appointment of a successor trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Existing Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such Existing Indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the Existing Indenture;

•
make any change that does not adversely affect the rights of any holder in any material respect; or

•
conform the provisions of the Existing Indenture to the final offering document in respect of any series of Debt Securities.

With the exceptions discussed below, we and the Trustee may amend or supplement the Existing Indenture or the Debt Securities of a series with the written consent of the holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by a waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the Debt Securities of each such series or of the Existing Indenture relating to such series, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, Debt Securities.
Without the consent of each holder of Debt Securities affected, we and the Trustee may not:
•
change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such Debt Securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
make any change to the provision of the Existing Indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of Debt Securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the Existing Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Securities affected thereby;

•
waive a continuing default or event of default in the payment of principal of or interest on any Debt Security or a continuing default of event of default in respect of a covenant or a provision in the Exiting Indenture that cannot be modified or amended with the consent of all holders of the applicable Debt Securities; or

•
reduce the percentage in principal amount of Debt Securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any authorizing resolutions, officer’s certificate or supplemental indenture which changes or eliminates any covenant or other provision of the Existing Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of Debt Securities of any other series.
The right of any holder of Debt Securities to participate in any consent required or sought pursuant to any provision of the Existing Indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of

Debt Securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the Existing Indenture.
Satisfaction and Discharge
Unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, the Existing Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series (except as to any surviving rights of conversion or transfer or exchange of any Debt Securities of such series expressly provided for in the Existing Indenture or in the form of Debt Security for such series), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the Existing Indenture with respect to such series of Debt Securities, when:
(1)   all Debt Securities of such series theretofore authenticated and delivered (other than Debt Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the Existing Indenture and Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Existing Indenture) have been delivered to the Trustee for cancellation in accordance with the terms of the Existing Indenture, or, if not delivered to the Trustee, such Debt Securities of such series (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clauses (1)(A), (B) and (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the Debt Securities of such series are payable or government obligations or a combination thereof sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the entire indebtedness on the Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Debt Securities of such series, on the date of such deposit or to the maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(2)   the Company has paid or caused to be paid all other sums payable under the Existing Indenture by the Company;
(3)   the Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Debt Securities of such series at maturity or redemption, as the case may be; and
(4)   the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the Existing Indenture).
Legal Defeasance and Covenant Defeasance
The Company may, unless otherwise provided for in the prospectus supplement with respect to any series of Debt Securities, at its option and at any time, elect either “legal defeasance” or “covenant defeasance” be applied to the Debt Securities of any series as described below:
(a)   The Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Debt Securities of such series on the date the applicable conditions set forth below are satisfied (“legal defeasance”). Legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Debt Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of certain limited sections and matters under the Existing Indenture, and the Company shall be deemed to have satisfied all its other obligations under the Debt Securities of such series and the Existing Indenture insofar as such Debt Securities are concerned, subject to certain exceptions set forth in the Existing Indenture.
(b)   The Company shall be released and discharged from the obligations under the covenants described under the sections of the prospectus captioned “Merger, Consolidation or Sales of Assets” and “Limitation on Liens” and Section 4.05 of the Existing Indenture with respect to such series of Debt Securities on and after the date the conditions set forth below are satisfied (“covenant defeasance”), and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, and such omission to comply shall not constitute a default or an event of default with respect to such series of Debt Securities.
The following shall be the conditions to the application of either legal defeasance or covenant defeasance of any series of Debt Securities:
(1)   The Company shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the Debt Securities of such series are payable or government obligations or a combination thereof in such amounts and at such times as are sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants), to pay the principal of and interest on the outstanding Debt Securities of such series to maturity or redemption;
(2)   No default or event of default (other than a default or event of default resulting from non-compliance with any covenant from which the Company is released upon effectiveness of such legal defeasance or covenant defeasance, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;
(3)   Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company is a party or by which it or any of its property is bound;
(4)   (i) In the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issue date pertaining to such series of Debt Securities, there has been a change in the applicable federal income tax law, in either case stating that, and based thereon such opinion of counsel shall state that, or (ii) in the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(5)   The Company shall have delivered to the Trustee an officer’s certificate, stating that the deposit made under clause (1) was not made by the Company with the intent of preferring the holders of the Debt Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and
(6)   The Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all such conditions precedent relating to defeasance have been complied with.
Governing Law
The Existing Indenture provides that the Existing Indenture and the Debt Securities of each series shall be governed by and construed in accordance with the laws of the State of New York.

Jurisdiction
The Existing Indenture provides that the Company and the Trustee, and each holder of a Debt Security by its acceptance thereof, (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to the Existing Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
The Trustee
The Existing Indenture provides that, except during the continuance of an event of default, the Trustee need perform only such duties as are specifically set forth in the Existing Indenture. During the existence of an event of default with respect to Debt Securities of any series, the Trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the Debt Securities of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

DESCRIPTION OF GXO WARRANTS
GXO may issue Warrants for the purchase of Common Stock, Preferred Stock or Debt Securities. Warrants may be issued independently or together with shares of Common Stock, Preferred Stock or Debt Securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of Warrants will be issued under a separate warrant certificate to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant certificate that will be filed with the SEC in connection with the offering of such Warrants.
GXO currently has no Warrants outstanding that are exercisable for shares of GXO Common Stock, shares of GXO Preferred Stock or GXO’s Debt Securities as of November 11, 2025.
The prospectus supplement relating to a particular issue of Warrants will describe the terms of such Warrants, including the following:
•
the title of such Warrants;

•
the offering price for such Warrants, if any;

•
the aggregate number of such Warrants;

•
the designation and terms of the securities purchasable upon exercise of such Warrants;

•
if applicable, the designation and terms of the securities with which such Warrants are issued and the number of such Warrants issued with each such security;

•
if applicable, the date from and after which such Warrants and any securities issued therewith will be separately transferable;

•
the principal amount of Debt Securities purchasable upon exercise of a Warrant and the price at which such principal amount of Debt Securities may be purchased upon exercise (which price may be payable in cash, securities or other property) and the number of shares of Common Stock or Preferred Stock purchasable upon exercise of a Warrant and the price at which such shares may be purchased upon exercise;

•
the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;

•
if applicable, the minimum or maximum amount of such Warrants that may be exercised at any one time;

•
whether the Warrants represented by the warrant certificates or Debt Securities that may be issued upon exercise of the Warrants will be issued in registered or bearer form;

•
information with respect to book-entry procedures, if any;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the anti-dilution provisions of such Warrants, if any;

•
the redemption or call provisions, if any, applicable to such Warrants; and

•
any additional terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

DESCRIPTION OF GXO UNITS
GXO may issue Units consisting of one or more of GXO’s Common Stock, Preferred Stock, Debt Securities or Warrants.
The prospectus supplement relating to a particular issue of Units will describe the terms of such Units, including the following:
•
the terms of the Units and of any of GXO’s Common Stock, Preferred Stock, Debt Securities or Warrants comprising the Units, including whether and under what circumstances the securities comprising the Units may be traded separately;

•
a description of the terms of any Unit agreement governing the Units; and

•
a description of the provisions for the payment, settlement, transfer or exchange of the Units.

DESCRIPTION OF GXO CAPITAL DEBT SECURITIES
This prospectus describes certain general terms and provisions of the GXO Capital Debt Securities. When we offer to sell a particular series of GXO Capital Debt Securities, we will describe the specific terms of the GXO Capital Debt Securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of GXO Capital Debt Securities. The GXO Capital Debt Securities will be issued under one or more base indentures, together with related authorizing resolutions, supplemental indentures or officer’s certificates, to be entered into between GXO Logistics Capital B.V., as issuer, GXO Logistics, Inc., as guarantor (“GXO”), and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), a form of which is attached hereto as Exhibit 4.2 (together with any related authorizing resolutions, supplemental indentures or officer’s certificates, the “GXO Capital Indenture”). We refer herein to each of the GXO Capital Indenture and any other indenture under which GXO Capital Debt Securities will be issued pursuant to this prospectus as the “GXO Capital indenture”. The terms of the GXO Capital indenture and any GXO Capital Debt Securities issued thereunder will be set forth in the prospectus supplement relating to such GXO Capital Debt Securities.
We have summarized some terms of the GXO Capital Indenture below. We expect that the terms of the GXO Capital indenture, if other than the GXO Capital Indenture, will be substantially similar to the GXO Capital Indenture; however, we will describe the specific terms of the GXO Capital Debt Securities to be issued under such indenture in a supplement to this prospectus. The below summary of the GXO Capital Indenture is not complete. The GXO Capital Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. You should read the GXO Capital Indenture for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. We sometimes refer below to specific sections of the GXO Capital Indenture. When we do refer to specific sections contained in the GXO Capital Indenture or terms defined in the GXO Capital Indenture, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the GXO Capital Indenture, and you should refer to the GXO Capital Indenture itself for detailed, specific, legal descriptions. In this section, “Description of GXO Capital Debt Securities,” when we refer to “GXO B.V.,” the “Issuer,” the “Company,” “we,” “our” or “us,” we refer to GXO Logistics Capital B.V., not to GXO, any of its subsidiaries (other than GXO Logistics Capital B.V.) or any subsidiaries of GXO Logistics Capital B.V. In this section, “Description of GXO Capital Debt Securities,” when we refer to “GXO,” we refer to GXO Logistics, Inc. and not to any subsidiaries of GXO. Upon or prior to the issuance of any GXO Capital Debt Securities, the GXO Capital Indenture will be made subject to and governed by the Trust Indenture Act of 1939.
Summary of the GXO Capital Indenture
Ranking
The GXO Capital Debt Securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated obligations. The GXO Capital Debt Securities will be structurally subordinated to all liabilities of our subsidiaries and will be effectively junior to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the GXO Capital Debt Securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.
In addition, because the GXO Capital Debt Securities will not be guaranteed by any of our subsidiaries, claims in respect of the GXO Capital Debt Securities will be structurally subordinated to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of GXO B.V. as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Parent Guarantee
GXO will fully and unconditionally guarantee to each holder of the GXO Capital Debt Securities and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of GXO B.V. under the GXO Capital Indenture and the GXO Capital Debt Securities, whether for payment of principal of, or interest on or premium, if any, on, the GXO Capital Debt Securities and all other monetary obligations of GXO B.V. under the GXO Capital Indenture and the GXO Capital Debt Securities (GXO’s guarantee, the “Parent Guarantee”). The GXO Capital Debt Securities will not be guaranteed by any of GXO’s or the Issuer’s subsidiaries. The Parent Guarantee is set forth in the GXO Capital Indenture. GXO’s guarantee of the GXO Capital Debt Securities shall be automatically released and discharged, with respect to any series of GXO Capital Debt Securities, upon (a) the exercise by the Issuer of its legal defeasance option with respect to such GXO Capital Debt Securities or (b) the discharge of the Issuer’s obligations under the GXO Capital Indenture in respect of such GXO Capital Debt Securities in accordance with the terms of the GXO Capital Indenture.
The Parent Guarantee will be GXO’s unsecured and unsubordinated obligation and will rank equally in right of payment with all of GXO’s other unsecured and unsubordinated obligations. The Parent Guarantee will be effectively junior to all of GXO’s secured indebtedness to the extent of the value of the assets securing such indebtedness.
Because a significant part of GXO’s operations is conducted through subsidiaries, a significant portion of its cash flow, and consequently, its ability to service debt, including the Parent Guarantee, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to GXO in the form of dividends or other transfers.
In addition, because the GXO Capital Debt Securities will not be guaranteed by any of GXO’s subsidiaries, claims in respect of the Parent Guarantee will be structurally subordinated to claims of creditors against our subsidiaries (other than, by virtue of the Issuer’s obligations as issuer of the GXO Capital Debt Securities, the Issuer), including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that GXO is recognized as a creditor of our subsidiary. Any claims of GXO as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by GXO.
Terms of the GXO Capital Debt Securities to be Described in the Prospectus Supplement
The GXO Capital Indenture does not limit the amount of GXO Capital Debt Securities that we may issue under them. We may issue GXO Capital Debt Securities under the GXO Capital Indenture up to an aggregate principal amount as we may authorize from time to time.
The prospectus supplement will describe the terms of any series of GXO Capital Debt Securities being offered, including:
•
the title of the GXO Capital Debt Securities of such series;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of any such series of GXO Capital Debt Securities and, if any GXO Capital Debt Securities of such series are to be issued at a discount from their face amount, or with a premium, the method of computing the accretion of such discount or computing such premium for such series;

•
the interest rate or method of calculation of the interest rate for such series;

•
the date from which interest will accrue for such series;

•
the record dates for interest payable on GXO Capital Debt Securities of such series;

•
the dates when, places where and manner in which principal and interest are payable for such series;

•
if there is more than one Trustee or a Trustee other than Computershare Trust Company, N.A., the identity of the Trustee and, if not the Trustee, the identity of each registrar, paying agent or authenticating agent with respect to such GXO Capital Debt Securities;

•
the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Company for such series;

•
the terms of any redemption at the option of holders of such series of GXO Capital Debt Securities;

•
the permissible denominations in which GXO Capital Debt Securities of such series are issuable, if different from €100,000 and multiples of €1,000 in excess thereof;

•
whether GXO Capital Debt Securities of such series will be issued in registered or bearer form and the terms of any such forms of GXO Capital Debt Securities;

•
whether the GXO Capital Debt Securities of such series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions upon which such global security or securities may be exchanged in whole or in part for definitive securities; the depositary for such global security or securities; and the form of any legend or legends, if any, to be borne by any such global security or securities;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid and the agency or organization, if any, responsible for overseeing any composite currency for such series;

•
if payments of principal or interest may be made in a currency other than that in which GXO Capital Debt Securities of such series are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such GXO Capital Debt Securities are denominated and the currency in which such GXO Capital Debt Securities or any of them may be paid;

•
whether the amount of payments of principal of or any interest on such series of GXO Capital Debt Securities may be determined with reference to an index, formula, financial or economic measure or other method or methods (which index, formula, measure or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or be payable;

•
provisions for electronic issuance of GXO Capital Debt Securities or issuance of GXO Capital Debt Securities of such series in uncertificated form;

•
any events of default, covenants, defined terms and/or other terms;

•
whether and upon what terms GXO Capital Debt Securities of such series may be defeased or discharged;

•
the form of the GXO Capital Debt Securities of such series;

•
any terms that may be required by or advisable under applicable law (including the laws of the Netherlands);

•
the percentage of the principal amount of the GXO Capital Debt Securities of such series which is payable if the maturity of the GXO Capital Debt Securities of such series is accelerated in the case of GXO Capital Debt Securities issued at a discount from their face amount;

•
whether GXO Capital Debt Securities of such series will or will not have the benefit of guarantees and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the GXO Capital Debt Securities of such series are unsubordinated or subordinated GXO Capital Debt Securities, and if subordinated GXO Capital Debt Securities, the terms of such subordination;

•
whether the GXO Capital Debt Securities of such series will be convertible into or exchangeable for other GXO Capital Debt Securities, capital stock or other securities of any kind of the Company or another person or persons, and, if so, the terms and conditions upon which such GXO Capital Debt Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Company’s option, the conversion or exchange period, and any other provision in relation thereto; and
•
any other terms, which may supplement, modify or delete any provision of the GXO Capital indenture as it applies to that series.

We may from time to time, without notice to or the consent of the holders of any series of GXO Capital Debt Securities, create and issue further GXO Capital Debt Securities of any such series ranking equally with, and having the same terms and conditions as, the GXO Capital Debt Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further GXO Capital Debt Securities); provided that if such additional GXO Capital Debt Securities are not fungible with the initial GXO Capital Debt Securities of such series for U.S. federal income tax purposes, such additional GXO Capital Debt Securities will have a separate CUSIP number.
Certain Covenants
Except as set forth below or unless otherwise indicated in the prospectus supplement with respect to any series of GXO Capital Debt Securities, neither GXO nor any of its subsidiaries (including the Company) are restricted by the GXO Capital Indenture from:
•
incurring any indebtedness or other obligation;

•
paying dividends or making distributions on our capital stock or the capital stock of our subsidiaries; or

•
purchasing or redeeming our capital stock or the capital stock of our subsidiaries.

In addition, neither GXO nor any of its subsidiaries are required to maintain any financial ratios or specified levels of net worth or liquidity.
The GXO Capital Indenture contains the following principal covenants.
Limitation on Liens
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, if GXO or its domestic subsidiaries incur, issue, assume or guarantee any indebtedness and that indebtedness is secured by a Lien on any of its or its domestic subsidiaries’ principal properties, we will secure the GXO Capital Debt Securities of each series equally and ratably with, or prior to, such secured indebtedness, so long as such secured indebtedness shall be so secured.
The foregoing restriction does not apply, with respect to any series of GXO Capital Debt Securities, to:
(1)
Liens on property of a person existing at the time such person is merged into or consolidated with GXO or any of its subsidiaries, at the time such person becomes GXO’s subsidiary, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to GXO or any of its subsidiaries; provided that such Lien was not incurred in anticipation of the merger, consolidation, sale, lease, or other disposition;

(2)
Liens on property existing at the time of acquisition by GXO or any of its subsidiaries of such property (which may include property previously leased by GXO or any of its subsidiaries and leasehold interests on such property, provided that the lease terminates prior to or upon the acquisition);

(3)
Liens on property to secure the payment of all or any part of the cost of acquisition, construction, development or improvement of such property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than 18 months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property;

(4)
Liens in favor of GXO or any of its subsidiaries;

(5)
Liens existing on the initial issue date of the GXO Capital Debt Securities of such series (other than any additional GXO Capital Debt Securities of such series);

(6)
Liens created to secure the GXO Capital Debt Securities of such series;

(7)
Liens incurred in connection with pollution control, industrial revenue or similar financings;

(8)
Liens on property in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit GXO or any of its subsidiaries to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

(9)
any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any indebtedness secured by any Lien referred to in clauses (1) through (8) and (10), inclusive, provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property, and plus any property relating to a specific project, the completion of which is funded pursuant to clause (ii)(b) below), and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount); or

(10)
Liens created in substitution of any Liens permitted by clauses (1) through (9), inclusive, provided that, (i) based on a good faith determination of a senior officer of GXO, the principal property encumbered by such substitute or replacement Lien is substantially similar in nature to the principal property encumbered by the otherwise permitted Lien that is being replaced, and (ii) the indebtedness secured by such Lien at such time is not increased (other than (a) by an amount equal to any related financing costs (including, but not limited to, the accrued interest and premium, if any, on the indebtedness being refinanced) and (b) where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project or property that is subject to a Lien securing the indebtedness being extended, refinanced or renewed, by an amount equal to such additional principal amount).

Notwithstanding the restrictions set forth in the preceding paragraph, GXO and its domestic subsidiaries are permitted to incur secured indebtedness which would otherwise be subject to the foregoing restrictions without equally and ratably securing the GXO Capital Debt Securities of any series, provided that, after giving effect to such secured indebtedness, the outstanding aggregate principal amount of all such secured indebtedness (not including Liens permitted under clauses (1) through (10) above with respect to such series) does not exceed the greater of (a) 15% of Consolidated Total Assets calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Total Assets calculated as of the initial issue date of the GXO Capital Debt Securities of such series. GXO or its domestic subsidiaries may also, without equally and ratably securing the GXO Capital Debt Securities of any series, create or incur Liens that renew, substitute or replace (including successive renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence with respect to such series.
Merger, Consolidation or Sales of Assets
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, we may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property to any other person, provided that:
(1)
(A) we are the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing entity”) is a person organized and existing under the laws of the Netherlands, the United States, any state thereof or the District of Columbia, any country which is, on the date of the execution of the GXO Capital Indenture, a member state of the European Union, Canada or the United Kingdom, and expressly assumes, by a supplemental indenture, all of our obligations under the GXO Capital Debt Securities and the GXO Capital Indenture;
(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the GXO Capital Indenture; and

(3)
we or the continuing entity deliver to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the GXO Capital Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if the Issuer is not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under the GXO Capital Indenture and the Issuer will be released from all obligations and covenants under the GXO Capital Indenture and the GXO Capital Debt Securities; provided that, in the case of a lease of all or substantially all of our property, we will not be released from any of the obligations or covenants under the GXO Capital Indenture and the GXO Capital Debt Securities.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among the Company and its subsidiaries will not be prohibited under the GXO Capital Indenture.
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, GXO may consolidate with or merge into another person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property to any other person, provided that:
(1)
(A) GXO is the continuing person, or (B) the successor formed from the consolidation or merger or the person that received the transfer of or leases the property (the “continuing guarantor entity”) is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by a supplemental indenture, all of GXO’s obligations under the Parent Guarantee;

(2)
immediately after giving effect to the transaction, no event of default shall have occurred and be continuing under the GXO Capital Indenture; and

(3)
GXO or the continuing guarantor entity delivers to the Trustee an officer’s certificate and opinion of counsel stating that the transaction and (if a supplemental indenture is required in connection with such transaction) the supplemental indenture complies with this covenant and that all conditions precedent in the GXO Capital Indenture relating to the transaction have been satisfied.

Upon satisfaction of the foregoing conditions, if GXO is not the continuing person, then the continuing entity shall succeed to, and be substituted for, and may exercise every right and power of GXO under the GXO Capital Indenture and GXO will be released from all obligations and covenants under the GXO Capital Indenture, the Parent Guarantee and the GXO Capital Debt Securities; provided that, in the case of a lease of all or substantially all of GXO’s property, GXO will not be released from any of the obligations or covenants under the GXO Capital Indenture, the Parent Guarantee and the GXO Capital Debt Securities applicable to it.
Notwithstanding the foregoing, any sale, conveyance, transfer, lease or other disposition of property between or among GXO and its subsidiaries will not be prohibited under the GXO Capital Indenture.
Reports by GXO
During any time period in which the Trust Indenture Act applies to the GXO Capital indenture or any of the GXO Capital Debt Securities, GXO will file with the Trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. GXO will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the SEC via EDGAR (or any successor electronic delivery procedure) and posted on GXO’s website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including GXO’s compliance with any of its covenants under the GXO Capital indenture as to which the Trustee is entitled to rely conclusively on an officer’s certificate of GXO. The Trustee shall have no liability or responsibility for the filing, timeliness or content of such reports.
Events of Default
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, each of the following is an “event of default” under the GXO Capital Indenture for a series of GXO Capital Debt Securities:
(1)
a failure to pay principal of or premium, if any, on any GXO Capital Debt Security of such series, when due at its stated maturity date, upon any optional redemption or otherwise;

(2)
a failure to pay interest on any GXO Capital Debt Security of such series, for 30 days after the date payment is due and payable, if the time of payment has not been extended or deferred;

(3)
a failure by us or GXO to comply with any covenant relating to the GXO Capital Debt Securities of such series, and the failure to comply continues for a period of 90 days after written notice to us and GXO by the Trustee or to us, GXO and the Trustee by the holders of 25% or more in aggregate principal amount of the outstanding GXO Capital Debt Securities of that series;

(4)
the occurrence of various events of bankruptcy, insolvency or reorganization involving GXO or us as provided in the GXO Capital Indenture; and

(5)
other than by reason of release of the Guarantor in accordance with the terms of the GXO Capital Indenture, the Parent Guarantee ceasing for any reason to be in full force and effect relating to such series of GXO Capital Debt Securities, or GXO denying or disaffirming in writing its obligations under the Parent Guarantee relating to the GXO Capital Debt Securities of such series, and such Parent Guarantee not being issued or returned to full force and effect within, or the denial or disaffirmation not being rescinded, by the date that is 10 days after receipt of a specified written notice to GXO from the Trustee or a holder of GXO Capital Debt Securities.

If an event of default (other than an event of default resulting from various events of bankruptcy, insolvency or reorganization of the Company or GXO) with respect to the GXO Capital Debt Securities of any series occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series, may, by a notice in writing to us and GXO (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of, and any accrued and unpaid interest on, the GXO Capital Debt Securities of such series. In the case of an event of default with respect to the GXO Capital Debt Securities of any series resulting from various events of bankruptcy, insolvency or reorganization of the Company or GXO, the principal of, and any accrued and unpaid interest on, all outstanding GXO Capital Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of GXO Capital Debt Securities. At any time after a declaration of acceleration with respect to the GXO Capital Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series may rescind and annul the acceleration, by written notice to the Trustee, if all events of default, other than the nonpayment of accelerated principal and interest, if any, with respect to the GXO Capital Debt Securities of such series, have been cured or waived as provided in the GXO Capital Indenture. The holders of a majority in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series also have the right to waive past defaults, by written notice to the Trustee, other than the nonpayment of principal or interest, if any, on any outstanding GXO Capital Debt Securities of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the applicable GXO Capital Debt Securities.
The GXO Capital Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the GXO Capital Indenture at the request of any holder of GXO Capital Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding GXO Capital Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such GXO Capital Debt Securities.
No holder of any GXO Capital Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the GXO Capital Indenture or for the appointment of a receiver or trustee, or for any remedy under the GXO Capital Indenture, unless:
•
that holder has previously given to the Trustee written notice of a continuing event of default with respect to such series of GXO Capital Debt Securities;

•
the holders of at least 25% in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series have made written request, and offered indemnity reasonably satisfactory to the Trustee, to the Trustee to institute the proceeding as Trustee; and

•
the Trustee has failed to comply with the request for at least 60 days after receipt of the request and the offer of indemnity, and has not received from the holders of a majority in aggregate principal amount of the outstanding GXO Capital Debt Securities of such series a direction inconsistent with that request.

Notwithstanding the foregoing, the holder of any GXO Capital Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that GXO Capital Debt Security on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.
If a default occurs and is continuing with respect to any series of GXO Capital Debt Securities and a responsible officer of the Trustee has received written notice thereof at the corporate trust office of the Trustee and such notice references such series of GXO Capital Debt Securities and the GXO Capital Indenture and states that it is a “Notice of Default,” the Trustee shall give notice of the default to the holders of the GXO Capital Debt Securities within 45 days of having received such notice, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the Trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such series of GXO Capital Debt Securities.
We are required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the GXO Capital Indenture.
Certain Definitions
The GXO Capital Indenture contains the following defined terms:
“Consolidated Total Assets” means, as of the time of determination, total assets as reflected on GXO’s most recent consolidated balance sheet prepared as of the end of a fiscal quarter in accordance with GAAP which GXO shall have most recently filed with the SEC (or, if GXO is not required to so file, as reflected on GXI’s most recent consolidated balance sheet prepared in accordance with GAAP) prior to the time at which Consolidated Total Assets is being determined. The calculation of Consolidated Total Assets shall give pro forma effect to any acquisition by or disposition of assets of GXO or any of its subsidiaries involving the payment or receipt by GXO or any of its subsidiaries, as applicable, of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 that has occurred since the end of such fiscal quarter, as if such acquisition or disposition had occurred on the last day of such fiscal quarter.
“domestic subsidiary” means any subsidiary of GXO of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by GXO directly and/or indirectly and which, at the time of determination, is primarily engaged in contract logistics, other than a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) all or substantially all of whose assets consist of the capital stock of one or more subsidiaries which are not domestic subsidiaries, (c) a majority of whose voting stock is owned directly or indirectly by one or more subsidiaries of GXO which are not domestic subsidiaries or (d) does not own a principal property.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.
“indebtedness” means, with respect to any person, debt (other than Non-recourse Obligations) of such person for borrowed money.
“Lien” means any lien, security interest, pledge, mortgage, conditional sale or other title retention agreement or other similar encumbrance.
“Non-recourse Obligation” means indebtedness (A) substantially related to (1) the acquisition of assets not previously owned by GXO or any of its subsidiaries or (2) the financing of a project involving the development or expansion of our properties or properties of any of GXO’s subsidiaries or (B) renewing, refinancing, replacing or extending any of the types of indebtedness referred to in the preceding clause (A), in each case, as to which the obligee with respect to such indebtedness has no recourse to us or our assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof), provided that indebtedness will not fail to qualify as Non-recourse Obligations solely because GXO has indemnified any such obligee against damages resulting from or is otherwise obligated to such obligee in respect of exceptions to non-recourse liability in general usage (as determined in good faith by the board of directors of GXO, or a committee thereof, or any senior officer of GXO) in the relevant industry at the time such indebtedness is incurred (such as fraud, waste, misapplication of funds, failure to maintain insurance coverage, and environmental liability).
“person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
“principal property” means the land, improvements, buildings and fixtures constituting any research and development facility or service and support facility that is real property located within the territorial limits of the United States (excluding its territories and possessions and Puerto Rico) owned or leased by GXO or any of its domestic subsidiaries and having a net book value which, on the date of determination as to whether a property is a principal property is being made, exceeds 2% of GXO’s Consolidated Total Assets, other than (a) any such facility as any of GXO’s board of directors (or a committee thereof) determines in good faith is not of material importance to the total business conducted, or assets owned, by us and our subsidiaries, taken as a whole, and (b) our principal corporate offices.
“property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.
“SEC” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of the GXO Capital indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“senior officer” of any specified person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.
“subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by GXO or by one or more of GXO’s subsidiaries, or by GXO and one or more of GXO’s subsidiaries.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“voting stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or managers of such person (or if such person is a partnership, the board of directors or other governing body of the general partner of such person).
Amendments, Supplements and Waivers
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, we, GXO and the Trustee may amend or supplement the GXO Capital Indenture or the GXO Capital Debt Securities of a series, without notice to or consent of any holder of such series, to:
•
cure any ambiguity or to correct or supplement any provision of the GXO Capital Indenture which may be defective or inconsistent with any other provision in the GXO Capital Indenture or the GXO Capital Debt Securities of any series;

•
comply with the provisions of the GXO Capital Indenture regarding the consolidation or merger of the Company or GXO or the sale, conveyance, transfer, lease or other disposition of all or substantially all of our or GXO’s property;

•
create a series of GXO Capital Debt Securities and establish its terms;

•
provide for uncertificated GXO Capital Debt Securities in addition to or in place of certificated GXO Capital Debt Securities;

•
add a guarantor or obligor in respect of any series of GXO Capital Debt Securities;

•
secure any series of GXO Capital Debt Securities;

•
add to the covenants of GXO or the Company for the benefit of the holders of all or any series of GXO Capital Debt Securities or to surrender any right or power conferred upon GXO or the Company by the GXO Capital Indenture;

•
add any additional events of default for the benefit of holders of all or any series of GXO Capital Debt Securities;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the GXO Capital Indenture under the Trust Indenture Act;

•
evidence and provide for the acceptance of the appointment of a successor trustee with respect to the GXO Capital Debt Securities of one or more series and to add to or change any of the provisions of the GXO Capital Indenture or any supplemental indenture as shall be necessary to provide for or facilitate the administration of the trusts under such GXO Capital Indenture or supplemental indenture by more than one trustee pursuant to the requirements set forth in the GXO Capital Indenture;

•
make any change that does not adversely affect the rights of any holder in any material respect; or

•
conform the provisions of the GXO Capital Indenture to the final offering document in respect of any series of GXO Capital Debt Securities.

With the exceptions discussed below, we, GXO and the Trustee may amend or supplement the GXO Capital Indenture or the GXO Capital Debt Securities of a series with the written consent of the holders of at least a majority in principal amount of the outstanding GXO Capital Debt Securities of each series affected by the amendment or supplement (voting as one class). In addition, the holders of a majority in principal amount of the outstanding GXO Capital Debt Securities of each series affected by a waiver (voting as one class) may waive any existing default under, or compliance with, any provision of the GXO Capital Debt Securities of each such series or of the GXO Capital Indenture relating to such series, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, GXO Capital Debt Securities.
Without the consent of each holder of GXO Capital Debt Securities affected, we, GXO and the Trustee may not:
•
change the stated maturity of the principal of, or any installment of principal of or interest thereon, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any place of payment where, or the coin or currency in which, such GXO Capital Debt Securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•
make any change to the provision of the GXO Capital Indenture relating to the waiver of past defaults, except to increase the percentage in principal amount of GXO Capital Debt Securities of any series the consent of whose holders is required for any waiver or to provide that certain other provisions of the GXO Capital Indenture cannot be modified or waived without the consent of the holder of each outstanding GXO Capital Debt Securities affected thereby;

•
waive a continuing default or event of default in the payment of principal of or interest on any GXO Capital Debt Security or a continuing default of event of default in respect of a covenant or a provision in the GXO Capital Indenture that cannot be modified or amended with the consent of all holders of the applicable GXO Capital Debt Securities; or

•
reduce the percentage in principal amount of GXO Capital Debt Securities of any series the consent of whose holders is required for any amendment, supplement or waiver.

Any authorizing resolutions, officer’s certificate or supplemental indenture which changes or eliminates any covenant or other provision of the GXO Capital Indenture which shall have been included expressly and solely for the benefit of one or more particular series of GXO Capital Debt Securities, or which modifies the rights of the holders of GXO Capital Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights of the holders of GXO Capital Debt Securities of any other series.
The right of any holder of GXO Capital Debt Securities to participate in any consent required or sought pursuant to any provision of the GXO Capital Indenture, and our and GXO’s obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of GXO Capital Debt Securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the GXO Capital Indenture.
Satisfaction and Discharge
Unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, the GXO Capital Indenture will be discharged and will cease to be of further effect as to all outstanding GXO Capital Debt Securities of any series (except as to any surviving rights of conversion or transfer or exchange of any GXO Capital Debt Securities of such series expressly provided for in the GXO Capital Indenture or in the form of GXO Capital Debt Security for such series), and the Trustee, at the expense of the Company, shall execute instruments reasonably requested by the Company acknowledging such satisfaction and discharge of the GXO Capital Indenture with respect to such series of GXO Capital Debt Securities, when:
(1)
all GXO Capital Debt Securities of such series theretofore authenticated and delivered (other than GXO Capital Debt Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the GXO Capital Indenture and GXO Capital Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the GXO Capital Indenture) have been delivered to the Trustee for cancellation in accordance with the terms of the GXO Capital Indenture, or, if not delivered to the Trustee, such GXO Capital Debt Securities of such series (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and in the case of clauses (1)(A), (B) and (C) above, the Company has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose an amount of money in the currency in which the GXO Capital Debt Securities of such series are payable or government obligations or a combination thereof sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay and discharge the entire indebtedness on the GXO Capital Debt Securities of such series not theretofore delivered to the Trustee for cancellation, for principal of and interest on the GXO Capital Debt Securities of such series, on the date of such deposit or to the maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(2)
the Company has paid or caused to be paid all other sums payable under the GXO Capital Indenture by the Company;

(3)
the Company has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the GXO Capital Debt Securities of such series at maturity or redemption, as the case may be; and

(4)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the GXO Capital Indenture).

Legal Defeasance and Covenant Defeasance
The Company may, unless otherwise provided for in the prospectus supplement with respect to any series of GXO Capital Debt Securities, at its option and at any time, elect either “legal defeasance” or “covenant defeasance” be applied to the GXO Capital Debt Securities of any series as described below:
(a)
The Company and GXO shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding GXO Capital Debt Securities of such series on the date the applicable conditions set forth below are satisfied (“legal defeasance”). Legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding GXO Capital Debt Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of certain limited sections and matters under the GXO Capital Indenture, and the Company and GXO shall be deemed to have satisfied all of their other respective obligations under the GXO Capital Debt Securities of such series and the GXO Capital Indenture insofar as such GXO Capital Debt Securities are concerned, subject to certain exceptions set forth in the GXO Capital Indenture.

(b)
The Company and GXO shall be released and discharged from their respective obligations under the covenants described under the sections of the prospectus captioned “Merger, Consolidation or Sales of Assets” and “Limitation on Liens” and Section 4.05 of the GXO Capital Indenture with respect to such series of GXO Capital Debt Securities on and after the date the conditions set forth below are satisfied (“covenant defeasance”), and the Company and GXO may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, and such omission to comply shall not constitute a default or an event of default with respect to such series of GXO Capital Debt Securities.

The following shall be the conditions to the application of either legal defeasance or covenant defeasance of any series of GXO Capital Debt Securities:
(1)
The Company shall have, or have caused to be, irrevocably deposited in trust with the Trustee (or another qualifying trustee) money in the currency in which the GXO Capital Debt Securities of such series are payable or government obligations or a combination thereof in such amounts and at such times as are sufficient (in the case of government obligations or a combination of money and government obligations, in the opinion of a nationally recognized firm of independent public accountants), to pay the principal of and interest on the outstanding GXO Capital Debt Securities of such series to maturity or redemption;

(2)
No default or event of default (other than a default or event of default resulting from non-compliance with any covenant from which the Company or GXO, as applicable, is released upon effectiveness of such legal defeasance or covenant defeasance, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3)
Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Company or GXO, as applicable, is a party or by which it or any of its property is bound;

(4)
(i) In the case of legal defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the issue date pertaining to such series of GXO Capital Debt Securities, there has been a change in the applicable U.S. federal income tax law, in either case stating that, and based thereon such opinion of counsel shall state that, or (ii) in the case of covenant defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States stating that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, holders of the GXO Capital Debt Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5)
The Company shall have delivered to the Trustee an officer’s certificate, stating that the deposit made under clause (1) was not made by the Company with the intent of preferring the holders of the GXO Capital Debt Securities of such series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(6)
The Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all such conditions precedent relating to defeasance have been complied with.

Governing Law
The GXO Capital Indenture provides that the GXO Capital Indenture and the GXO Capital Debt Securities of each series shall be governed by and construed in accordance with the laws of the State of New York.
Jurisdiction
The GXO Capital Indenture provides that the Company and the Trustee, and each holder of a GXO Capital Debt Security by its acceptance thereof, (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, over any suit, action or proceeding arising out of or relating to the GXO Capital Indenture and (ii) to the fullest extent permitted by applicable law, irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

The Trustee
The GXO Capital Indenture provides that, except during the continuance of an event of default, the Trustee need perform only such duties as are specifically set forth in the GXO Capital Indenture. During the existence of an event of default with respect to GXO Capital Debt Securities of any series, the Trustee must, prior to the receipt of direction from the holders of a majority in principal amount of the GXO Capital Debt Securities of such series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
GXO, GXO Capital, or any of the selling securityholders may sell the securities offered by this prospectus and applicable prospectus supplements:
•
to or through underwriters, brokers or dealers;

•
in short or long transactions;

•
through agents;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•
directly to purchasers;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

If underwriters are used to sell securities, GXO or GXO Capital, as applicable, will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from GXO or GXO Capital, as applicable, in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act.
The applicable prospectus supplement relating to an offering of securities will set forth:
•
the offering terms, including the name or names of any underwriters, dealers or agents;

•
the purchase price of the securities being offered and the proceeds to GXO or GXO Capital, if any, from such sale;

•
any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•
any initial public offering price;

•
any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

•
in the case of the Debt Securities or the GXO Capital Debt Securities, the interest rate, maturity and redemption provisions;

•
details regarding overallotment options under which underwriters may purchase additional securities from GXO or GXO Capital, if any;

•
the securities exchanges on which the securities may be listed, if any; and

•
any other information GXO or GXO Capital thinks is important.

If underwriters or dealers are used in the sale, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the NYSE:
•
at a fixed price or prices that may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
Any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by the underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
GXO or GXO Capital may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with GXO or GXO Capital, as applicable, including, without limitation, in connection with distributions of the securities by those broker-dealers. GXO or GXO Capital may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. GXO or GXO Capital may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
Securities may be sold directly by GXO or GXO Capital or through agents designated by GXO or GXO Capital from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by GXO or GXO Capital to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
If so indicated in the prospectus supplement, GXO or GXO Capital will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from GXO or GXO Capital at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. Institutions to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by GXO or GXO Capital, as applicable. The underwriters and other persons soliciting such contracts will have no responsibility for the validity of such arrangements or the performance of GXO or GXO Capital, as applicable, or such institutions thereunder.
Underwriters, dealers and agents may be entitled under agreements entered into with GXO or GXO Capital to be indemnified by GXO or GXO Capital against certain civil liabilities, including liabilities under the Securities Act, or to contribution by GXO or GXO Capital to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement and will be subject to the restrictions and limitations contained in the applicable provisions, if any, of applicable law and the Company Certificate and the organizational documents of GXO Capital. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for GXO or GXO Capital in the ordinary course of business, for which they receive compensation. However, any possible conflicts of interest of any underwriter, dealer or agent will be disclosed in the applicable prospectus supplement.
Any underwriters to whom securities are sold by GXO or GXO Capital for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.
Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from GXO or GXO Capital in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.
Each series of offered securities will be a new issue, other than the shares of Common Stock, which are listed on the NYSE. GXO or GXO Capital may elect to list any series of offered securities on an exchange, and in the case of the Common Stock, on any additional exchange, but unless otherwise specified in the applicable prospectus supplement, neither GXO nor GXO Capital shall be obligated to do so.

WHERE YOU CAN FIND MORE INFORMATION
GXO files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains information GXO has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, documents filed with the SEC by GXO will be available free of charge by accessing GXO’s website at https://investors.gxo.com under the heading “Financial Information” or, alternatively, by directing a request by mail or telephone to GXO Logistics, Inc. at Two American Lane, Greenwich, Connecticut 06831, (203) 489-1287. The web addresses of the SEC and GXO are included as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those web sites is not part of this prospectus.
This prospectus is part of a registration statement on Form S-3 that has been filed with the SEC relating to the securities being offered pursuant to this prospectus. As permitted by SEC rules, this prospectus does not contain all the information that is included in the registration statement and the accompanying exhibits and schedules GXO has filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about GXO and GXO Capital and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.
This prospectus does not contain or incorporate by reference separate financial statements for GXO Capital because GXO Capital is a subsidiary of GXO that is indirectly wholly-owned by GXO, and GXO files consolidated financial information under the Exchange Act. The financial condition, results of operations and cash flows of GXO Capital are consolidated in the financial statements of GXO.
The SEC allows issuers to “incorporate by reference” the information filed with it, which means that GXO and GXO Capital can disclose important information to you by referring you to those documents. The information GXO and GXO Capital incorporate by reference is an important part of this prospectus, and later information that GXO and GXO Capital file with the SEC (other than information furnished and not filed under Item 2.02 or 7.01 in current reports on Form 8-K) will automatically update and supersede this information. The following documents are incorporated by reference into this prospectus:
•
GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 18, 2025;

•
GXO’s Definitive Proxy Statement on Schedule 14A, filed on April 17, 2025 (solely to the extent specifically incorporated by reference into GXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 18, 2025);

•
GXO’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC on May 8, 2025, August 6, 2025 and November 6, 2025, respectively;

•
GXO’s Current Reports on Form 8-K filed with the SEC on February 18, 2025, May 15, 2025, June 20, 2025 (Film No.: 251059248; Item 5.02 only), July 31, 2025 (Item 5.02 only), August 5, 2025 (Film No.: 251185988) and October 29, 2025 (Item 5.02 only); and

•
GXO’s Description of Common Stock (incorporated by reference to Exhibit 4.5 of GXO’s Annual Report on Form 10-K filed with the SEC on February 17, 2022).

GXO and GXO Capital also incorporate by reference any future filings they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until the termination of this offering.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein may contain summaries of certain agreements that GXO or GXO Capital have filed as exhibits to various SEC filings, as well as certain agreements that GXO or GXO Capital will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.

Copies of the definitive agreements will be made available without charge to you by making a written or oral request at the following address:
GXO Logistics, Inc.
Two American Lane
Greenwich, CT 06831
Attention: Secretary
Telephone: (203) 489-1287
You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

LEGAL MATTERS
Unless otherwise specified in any prospectus supplement, certain matters with respect to the validity of the offered securities will be passed upon for GXO and/or GXO Capital by Wachtell, Lipton, Rosen & Katz, New York, New York, and particular matters with respect to Dutch law will be passed upon by Baker & McKenzie Amsterdam N.V. Additional legal matters may be passed upon for us, any selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of GXO Logistics, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2024, contains an explanatory paragraph that states the Company acquired Wincanton plc. during 2024, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024, Wincanton plc.’s internal control over financial reporting associated with approximately 9.9% of total assets, excluding associated goodwill and intangible assets, and approximately 11.8% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2024.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   Other Expenses of Issuance and Distribution.
The following are the categories of expenses to be incurred in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions. Actual amounts will be provided in the applicable prospectus supplement.
SEC Registration Fee	*
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing, Engraving and Mailing Fees	**
Trustee’s Fees and Expenses	**
Rating Agency Fees and Expenses	**
FINRA Filing Fee	**
Transfer Agent Fees and Expenses	**
Miscellaneous Expenses	**
Total Expenses	**

*
To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**
Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that the registrants anticipate they will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.   Indemnification of Directors and Officers.
GXO Logistics, Inc.
Section 6.1 of the Bylaws requires the Company to indemnify and hold harmless, to the full extent permitted from time to time under the DGCL each person who is made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution procedure, legislative hearing or inquiry or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company. Such indemnification will cover all expenses, liabilities and losses reasonably incurred by such individuals.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
As authorized by the Bylaws, the Company may purchase and maintain at its expense on behalf of directors and officers insurance, within certain limits, covering liabilities which may be incurred by them in such capacities.
To the fullest extent permitted by the DGCL, the Company Certificate provides (i) that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director and (ii) for exculpation for certain senior officers from monetary liability for certain fiduciary duty breaches, solely to the extent permitted under Section 102(b)(7) of the DGCL.

GXO Logistics Capital B.V.
The articles of association of GXO Capital do not exonerate the directors for liability against GXO Capital, nor do they provide that the directors will be indemnified by GXO Capital against claims of third parties. However, Dutch law does not prohibit the articles of association of GXO Capital or agreements between the managing directors and GXO Capital from containing such provisions, insofar as they relate to damages that were not caused intentionally or by deliberate recklessness. In any offering of GXO Capital Debt Securities, the board of directors of GXO Capital may, by resolution, indemnify the officers and directors of GXO Capital against claims related to acts taken in connection with the offering of such securities. GXO Capital may also obtain D&O insurance for its managing directors to cover both their liability towards GXO Capital and towards third parties. Such insurance would shift the monetary consequences of the directors’ liability, without affecting the right of GXO Capital or third parties to bring an action for breach of duty. D&O insurance in the Netherlands does not cover willful misconduct (opzet), fraudulent acts (fraude) or acts caused by gross negligence (grove nalatigheid). However, D&O insurance may cover fines and penalties related to criminal offenses, although such events are often excluded.
Exonerations, indemnities and D&O insurance cover liabilities incurred by the managing directors while exercising their duties as managing directors. These duties consist of acting in accordance with the corporate interests of GXO Capital. The managing directors are responsible for the continuity of GXO Capital and its affiliated enterprise and the sustainable long-term value creation by GXO Capital and its affiliated enterprise. The managing directors must weigh the relevant interests of all stakeholders in this respect. Each managing director bears responsibility for the general course of affairs of GXO Capital.
Under Dutch law, there are various potential liabilities that may exist for managing directors in this respect. The managing directors may be held liable by the company in accordance with the Dutch Civil Code (Burgerlijk Wetboek) in case of mismanagement. Individual directors are jointly and severally liable in full for the damages caused by mismanagement, unless they can exculpate themselves. Individual directors may exculpate themselves if, in view of the duties assigned to the other managing directors, they cannot be seriously blamed for the mismanagement and they were not negligent in taking measures to avert the consequences of mismanagement. In addition, managing directors may, under specific circumstances, also be subject to criminal liability, such as in the case of an abuse of assets. In the event of bankruptcy, managing directors may be subject to specific criminal and civil liabilities, including being held liable for the full bankruptcy estate deficit, especially when they did not comply with the duty to keep books of the company or with the duty to file its annual accounts. Moreover, although managing directors may, in principle, not be held personally liable for the debts and obligations of the company, they may be held liable for the damages caused by the company not paying its debts or complying with its obligations, if they can be personally blamed for such damages being caused by the company.
ITEM 16.   Exhibits and Financial Statement Schedules.
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement for Common Stock.
1.2*	Form of Underwriting Agreement for Preferred Stock.
1.3*	Form of Underwriting Agreement for Debt Securities.
1.4*	Form of Underwriting Agreement for Warrants.
1.5*	Form of Underwriting Agreement for Units.
1.6*	Form of Underwriting Agreement for GXO Capital Debt Securities.
3.1**
Amended and Restated Certificate of Incorporation of the Company, dated July 30, 2021, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (Commission file no. 001-40470) filed with the SEC on August 2, 2021.

3.2**
Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company, dated May 22, 2024, incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (Commission file no. 001-40470) filed with the SEC on May 23, 2024.

Exhibit Number	Description of Exhibit
3.3**
Second Amended and Restated Bylaws of the Company, dated August 2, 2021, incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (Commission file no. 001-40470) filed with the SEC on August 2, 2021.

3.4	Deed of Incorporation (Akte van oprichting), including the currently effective articles association (statuten) of GXO Capital.
4.1**
Indenture, dated as of July 2, 2021, among GXO Logistics, Inc. and Wells Fargo Bank, National Association, as Trustee, incorporated by reference to Exhibit 4.1 to the Company’s Amendment No. 3 to the Registration Statement on Form 10 (Commission file no. 001-40470) filed with the SEC on July 7, 2021.

4.2	Form of Indenture for Debt Securities issued by GXO Capital.
4.4*	Form of Warrant Certificate.
4.5*	Form of Senior Debt Securities.
4.8*	Form of Subordinated Debt Securities.
4.9*	Form of Warrant.
4.10*	Form of Warrant Agreement.
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
5.2	Opinion of Baker & McKenzie Amsterdam N.V.
22.1	Subsidiary Issuer of Guaranteed Debt Securities.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
23.3	Consent of Baker & McKenzie Amsterdam N.V. (included in Exhibit 5.2).
24.1	Power of Attorney of GXO Logistics, Inc. (included in the signature pages hereto).
24.2	Power of Attorney of GXO Capital (included in the signature pages hereto).
25.1	Form T-1 Statement of Eligibility and Qualification of Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association) as Trustee under the Indenture dated as of July 2, 2021 for Debt Securities of GXO Logistics, Inc.
25.2	Form T-1 Statement of Eligibility and Qualification of Computershare Trust Company, N.A. under the form of Indenture for Debt Securities of GXO Capital.
107	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the Company in connection with a specific offering, and incorporated herein by reference.

**
Previously filed.

ITEM 17.   Undertakings.
(a)
Each of the undersigned registrants hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B under the Securities Act, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

5.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, GXO certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on this 13th day of November, 2025.
GXO LOGISTICS, INC.
By:
/s/ Karlis P. Kirsis

Name:  Karlis P. Kirsis
Title:    Chief Legal Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of GXO Logistics, Inc., do hereby constitute and appoint Patrick Kelleher and Karlis P. Kirsis, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Patrick Kelleher Name: Patrick Kelleher	Chief Executive Officer (Principal Executive Officer)	November 13, 2025
/s/ Baris Oran Name: Baris Oran	Chief Financial Officer (Principal Financial Officer)	November 13, 2025
/s/ Paul Blanchett Name: Paul Blanchett	Chief Accounting Officer (Principal Accounting Officer)	November 13, 2025
/s/ Brad Jacobs Name: Brad Jacobs	Director (Chairman)	November 13, 2025
/s/ Marlene Colucci Name: Marlene Colucci	Director (Lead Independent Director)	November 13, 2025
/s/ Patrick Byrne Name: Patrick Byrne	Director	November 13, 2025
/s/ Todd Cooper Name: Todd Cooper	Director	November 13, 2025
/s/ Matthew Fassler Name: Matthew Fassler	Director	November 13, 2025

Signature	Title	Date
/s/ Michael Kneeland Name: Michael Kneeland	Director	November 13, 2025
/s/ Julio Nemeth Name: Julio Nemeth	Director	November 13, 2025
/s/ Torsten Pilz Name: Torsten Pilz	Director	November 13, 2025
/s/ Laura Wilkin Name: Laura Wilkin	Director	November 13, 2025
/s/ Kyle Wismans Name: Kyle Wismans	Director	November 13, 2025

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, GXO Capital certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eindhoven, Netherlands, on this 13th day of November, 2025.
GXO LOGISTICS CAPITAL B.V.
By:
/s/ Michael Shea

Name: Michael Shea
Title:   Director
POWER OF ATTORNEY
We, the undersigned directors and officers of GXO Capital, do hereby constitute and appoint Patrick Kelleher and Karlis P. Kirsis, or any of them, our true and lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael Shea Name: Michael Shea	Director Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer Corporate Secretary (Authorized Representative in the United States)	November 13, 2025
/s/ Bouke Laskewitz Name: Bouke Laskewitz	Director	November 13, 2025